CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report dated March 6, 2007, relating to the financial statements of Marble Slab Creamery, Inc., incorporated herein by reference and to reference to our firm under the heading “Experts” in the registration statement.

Houston, Texas
February 1, 2008